                                                                    EXHIBIT 10.1

                         AMENDMENT AND WAIVER AGREEMENT

         This AMENDMENT AND WAIVER AGREEMENT (this "Agreement") is entered into this the 30th day of August, 2002 (the "Closing Date") by and between Bank of America, N.A. (the "Bank"), Source Interlink Companies, Inc. (the "Borrower"), formerly known as The Source Information Management Company, and the undersigned guarantors (the "Guarantors"). Capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Credit Agreement (defined below).

                                    RECITALS

         A. The Borrower and the Bank are parties to that certain Credit Agreement dated as of December 22, 1999, as amended by that certain letter agreement dated October 29, 2001 by and between the Borrower and the Bank (as amended and otherwise modified from time to time, the "Credit Agreement").

         B. Events of Default exist under the Credit Agreement arising from Borrower's failure to comply with: (i) the covenant set forth in Section 8.1(d) of the Credit Agreement, prior to giving effect to this Agreement, for the Fiscal Quarter ended January 31, 2002, and (ii) the covenant set forth in
Section 8.1(c) of the Credit Agreement, prior to giving effect to this Agreement, for the Fiscal Quarter ended April 30, 2002 (collectively, the "Existing Defaults").

         C. The Borrower has requested that the Bank waive the Existing Defaults and amend the Credit Agreement in certain respects.

         D. The Bank has agreed, but only pursuant to the terms and conditions set forth herein.

         NOW THEREFORE, for good and valuable consideration, the mutual receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Estoppel; Reaffirmation. The Borrower acknowledges and agrees that, as of August 23, 2002: (i) the outstanding principal balance of the Revolving Loans was no less than $39,218,736.03, (ii) the outstanding amount under the Myco Replacement Letter of Credit was no less than $4,073,973.00, (iii) the outstanding amount under the Wausau Letter of Credit was no less than $100,000.00, and (iv) the outstanding fees in respect of the Myco Replacement Letter of Credit and the Wausau Letter of Credit are collectively no less than $8,719.23, which amounts constitute valid and subsisting obligations of the Borrower to the Bank that are not subject to any credits, offsets, defenses, claims, counterclaims or adjustments of any kind. Each of the Guarantors reaffirms its obligations under its respective guaranty and agrees that the neither the execution nor performance of this Agreement shall operate to reduce or discharge such obligations.

         2. Limited Waiver. The Bank hereby waives the Existing Defaults; provided, however, that nothing set forth herein or contemplated hereby shall modify or affect the obligations of the Borrower to comply with each and every other duty, term, condition or covenant contained in this Agreement and the other Credit Documents from and after the date hereof.

         3. Amendments.

            (A) Section 1.1 of the Credit Agreement is amended in the following respects:

                (i) The definition of "Applicable Margin" is amended and restated in its entirety to read as follows:

                       "Applicable Margin" shall mean 4.85% per annum.

                (ii) The definition of "Credit Documents" is amended by inserting the words "the Security Agreement, the Pledge Agreement, the Myco Replacement Reimbursement Agreement, the Letters of Credit, the Wausau Letter of Credit Agreement, the Mortgages, the Hedging Agreement" after the words "Guaranty Agreement," set forth therein.

                (iii) The definition of "EBITDA" is amended and restated in its entirety to read as follows:

                       "EBITDA" shall mean, for the applicable period of four
                       (4) consecutive Fiscal Quarters, the net income (or loss) of the Borrower and its Subsidiaries (excluding the Interlink Group) determined in accordance with GAAP on a consolidated basis (excluding the write-up of assets, retirement of debt for less than face value, extraordinary gains and extraordinary losses), plus (a) the following to the extent deducted in calculating such net income: (i) interest expense (including the portion of rent expense under Capitalized Leases that is treated as interest in accordance with GAAP), (ii) taxes based upon or measured by net income, (iii) Depreciation, (iv) amortization (including any goodwill impairment charges), (v) Borrower's loss in the Fiscal Quarter ending January 31, 2002 on the sale of HMG stock in the amount of $3,500,000, and (vi) any unrealized loss on any swap agreements and minus (b) all non-cash items increasing such net income for such period (including any unrealized gain on any swap agreements).

                (iv) The definition of "Eligible Accounts Receivable" is amended by deleting the references to "three hundred sixty-five (365) days" set forth in clause (a) and to "365 days" set forth in clause (d) therein and replacing each with a reference to "one hundred eighty (180) days".

                (v) The definition of "Guarantors" is amended by inserting the words "and members of the Interlink Group" after the words "Inactive Subsidiaries" in the first sentence thereof.

                (vi) The definition of "LIBOR Rate" is amended by deleting the reference to "thirty (30) days" set forth therein and replacing it with a reference to "ninety (90) days".

                (vii) The definition of "RDP Receivables" is amended and restated in its entirety to read as follows:

                       "RDP Receivables" shall mean accounts receivable of the Borrower or any Guarantor representing amounts due the Borrower or such Guarantor in respect of maintenance fees for placement of publications, periodicals, magazines and similar items in a particular display location. Such receivables are sometimes referred to by the Borrower as "retail display placement receivables."

                (viii) The definition of "Revolving Loan Termination
                       Date" is amended by deleting the reference to "December 31, 2002" set forth therein and replacing it with a reference to "August 1, 2003".

                (ix) The definition of "Source Group" is amended by deleting the reference to "its Subsidiaries" set forth therein and replacing it with a reference to "the Guarantors".

                (x)    The following new definitions are hereby added to
                       Section 1.1 of the Credit Agreement in the appropriate alphabetical order to read as follows:

                       "Capital Expenditures" shall mean, for any period, the aggregate of all expenditures by the Borrower and its Subsidiaries (excluding members of the Interlink Group) for the acquisition or leasing of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) which should be capitalized under GAAP on a consolidated balance sheet of the Borrower and its Subsidiaries (excluding members of the Interlink Group). For the purpose of this definition, the purchase price of equipment which is purchased within thirty (30) days of the trade-in of existing equipment owned by the Borrower or its Subsidiaries (excluding members of the Interlink Group) or with insurance proceeds shall be included in Capital Expenditures only to the extent of the gross amount of such purchase price less the credit granted by the seller of such equipment for such equipment being traded in at such time, or the amount of such proceeds, as the case may be.

                       "Capital Stock" shall mean (i) in the case of a corporation, capital stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (iii) in the case of a partnership, partnership interests (whether general or limited), (iv) in the case of a limited liability company, membership interests and (v) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

                       "Eligible Rack Receivables" shall mean Rack Receivables that qualify as Eligible Accounts Receivable, net of all profit-sharing portions of such Rack Receivables.

                       "Hedging Agreement" shall mean, collectively (or individually, as the context may indicate) that certain ISDA Master Agreement dated as of January 18, 2001 by and between the Borrower and the Bank and any additional agreement by and between the Borrower or any of the Guarantors and the Bank to protect the Borrower or such Guarantor against fluctuations in interest rates, or currency or raw materials values, including, without limitation, any interest rate swap, cap or collar agreement or similar arrangement, any foreign currency exchange agreement, currency protection agreements, commodity purchase or option agreements or other interest or exchange rate or commodity price hedging agreements, in each case as amended, modified, supplemented or restated from time to time.

                       "Interlink Group" shall mean The Interlink Companies, Inc., International Periodical Distributors, Inc. and David E. Young, Inc., and any Subsidiaries now or hereafter existing of any of the foregoing, individually or collectively.

                       "Letter of Credit" means any letter of credit or other guarantee or obligation which the Bank may in its discretion agree to issue at the request of the Borrower, including but not limited to the Myco Replacement Letter of Credit and the Wausau Letter of Credit.

                       "Letter of Credit Reserve" means, at any time, an amount equal to one hundred percent (100%) of the sum of (i) the aggregate undrawn amount of all Letters of Credit outstanding at such time, plus (ii) the aggregate amount of all drawings under Letters of Credit for which the Bank has not been reimbursed.

                       "Mortgage" shall mean, collectively (or individually as the context may indicate), those certain mortgages, deeds of trust and/or deeds to secure debt executed by the Borrower or Guarantors that are a party thereto in favor of the Bank, encumbering Real Estate, and any additional mortgage, deed of trust or deed to secure debt or amendment, supplement, modification or restatement thereof delivered to the Bank by the Borrower or a Guarantor pursuant to the terms of the Credit Documents, in each case as amended, modified, supplemented or restated from time to time.

                       "Myco Replacement Letter of Credit" shall mean the Irrevocable Letter of Credit in the amount of $4,073,973, as issued by Bank of America, N.A. pursuant to the Myco Replacement Reimbursement Agreement, in favor of Amalgamated Bank of Chicago, as trustee, in respect of the Industrial Project Revenue Bonds, Series 1995 (MYCO, Inc. Project), as issued pursuant to the Indenture of Trust dated as of January 1, 1995 between the City of Rockford, Illinois and Amalgamated Bank of Chicago, as trustee and tender agent, as amended, modified, supplemented or restated from time to time.

                       "Myco Replacement Reimbursement Agreement" shall mean that certain Reimbursement Agreement dated February 8, 2000, among Source-Myco, Inc., the Borrower and the Bank, as amended, modified, supplemented or restated from time to time.

                       "Pledge Agreement" shall mean that certain Pledge and Security Agreement dated as of August 30, 2002 by the Borrower in favor of the Bank, as amended, modified, supplemented or restated from time to time.

                       "Property" shall mean any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

                       "Rack Receivables" shall mean accounts receivable of Source-U.S. Marketing Services, Inc. representing amounts due such Guarantor in respect of fees for placement of publications, periodicals, magazines and similar items in a particular display location.

                       "Security Agreement" shall mean that certain Security Agreement dated as of August 30, 2002 by the Borrower and the Guarantors in favor of the Bank, as amended, modified, supplemented or restated from time to time.

                       "Wausau Letter of Credit" shall mean that certain Irrevocable Standby Letter of Credit Number 3050553 dated August 5, 2002, in the amount of $100,000.00, issued by Bank of America, N.A. for the benefit of Employers Insurance Company of Wausau, as amended, modified, supplemented or restated from time to time.

                       "Wausau Letter of Credit Agreement" shall mean that certain Application and Agreement for Standby Letter of Credit by and between the Borrower and the Bank in respect of the Wausau Letter of Credit, as amended, modified, supplemented or restated from time to time.

         (B) Section 2.1 of the Credit Agreement is amended in the following respects:

             (i) Clause (b) of Section 2.1 of the Credit Agreement is amended and restated in its entirety to read as follows:

                             (b) As used herein, the term "Borrowing Base" shall
                       mean at any time the amount, as determined with reference to the Borrowing Base Certificate most recently delivered by the Borrower to the Bank, unless such Borrowing Base Certificate is rejected by the Bank as not being prepared in accordance with Section 2.1(c) of this Agreement, equal to:

                                 (i) eighty percent (80%) of Eligible Accounts
                             Receivable (excluding Rack Receivables) outstanding not more than ninety (90) days or, in the case of RDP Receivables, not more than one hundred eighty
                             (180) days, from invoice date ("Tier I
                             Receivables"), plus

                                 (ii) seventy percent (70%) of Eligible Accounts
                             Receivable (excluding Rack Receivables and RDP Receivables) outstanding more than ninety (90) days but less than one hundred eighty (180) days from invoice date ("Tier II Receivables"), plus

                                 (iii) seventy-five (75%) of Eligible Rack
                             Receivables outstanding not more than one hundred eighty (180) days from invoice date, plus

                                 (iv) fifty percent (50%) of Net Fixed Assets,
                             minus

                                 (v) the Letter of Credit Reserve.

             (ii) Clause (c) of Section 2.1 of the Credit Agreement is amended and restated in its entirety to read as follows:

                             (c) Within thirty (30) days after the end of each
                      month, the Borrower shall deliver to the Bank a Borrowing Base Certificate in a form acceptable to the Bank setting forth the Calculation of the Borrowing Base and the aggregate amount of Revolving Loans outstanding as of the end of such month and certified as true and correct by the chief financial officer of the Borrower. The Borrower covenants that each Borrowing Base Certificate will be prepared in good faith by the Borrower using the Borrower's best estimate of the information called for therein based on past experience and using consistent calculation methods.

             (iii) Section 2.1 of the Credit Agreement is amended by adding the following clause (f) at the end thereof:

                             (f) The Borrower and the Bank acknowledge and agree
                      that if the Bank shall make any payment on or in respect of any Letter of Credit, or if any amount shall become due by the Borrower to the Bank pursuant to the terms of any agreement between the Borrower and the Bank with respect to any Letter of Credit, the Borrower shall be unconditionally obligated to pay or reimburse the Bank on demand therefor, and any such payment by Bank or reimbursement obligation shall be deemed a Revolving
                      Loan or, at the Bank's election, advanced and charged as a Revolving Loan, in each case under the Revolving Line of Credit.

         (C) Section 2.3 of the Credit Agreement is amended by (i) deleting the word "and" at the end of clause (b) thereof, (ii) deleting the period at the end of clause (c) thereof and replacing it with "; and" and (iii) adding the following clause (d) at the end of Section 2.3:

                     (d) In part, within five Business Days, in the event the
             total principal amount outstanding at any time under the Revolving Credit Note exceeds the Borrowing Base, in the amount of such excess.

         (D) Section 2.5 of the Credit Agreement is amended by inserting the words "the members of the Interlink Group and" after the words "other than" set forth therein.

         (E) Section 2.8 of the Credit Agreement is amended and restated in its entirety to read as follows:

                     Section 2.8      [Reserved]

         (F) Section 6.9 of the Credit Agreement is amended by adding the following sentence at the end thereof:

         "All policies shall have the Bank named as an additional insured (in the case of liability insurance) or as the loss payee (in the case of hazard insurance)."

         (G) Section 6.10 of the Credit Agreement is amended and restated in its entirety to read as follows:

             Section 6.10 Maintenance of Books and Records; Inspection. Maintain and cause each Subsidiary to maintain adequate books, accounts and records and prepare all financial statements required under this Agreement in accordance with GAAP, and in compliance with the regulations of any governmental regulatory body having jurisdiction over it. The Borrower shall permit, and cause each Guarantor to permit, any employee or representative of the Bank to visit and inspect any of its properties, to examine and audit its books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss its affairs, finances and accounts with its officers and, upon prior written notice (of no less than three (3) Business Days) to the Borrower or such Guarantor and subject to mutually satisfactory arrangements between the Borrower and the Bank with regard to any additional fees to be incurred, its independent public accounts (and by this provision the Borrower, for itself and the Guarantors, authorizes said accountants to discuss their finances and affairs with the Bank), at such reasonable times and as often as may be reasonably requested. Borrower agrees to pay or reimburse the Bank, upon its demand, for the reasonable expenses incurred by the Bank for two field examinations of Borrower's trading assets per calendar year by the Bank's personnel or such other outside auditor hired by the Bank; provided, however, that this provision shall not limit or otherwise affect the Bank's right to conduct such examinations at any other time at the Bank's expense upon prior written notice (of no less than three (3) Business Days) to the Borrower or such Guarantor and subject to mutually satisfactory arrangements between the Borrower and the Bank.

         (H) Section 6.13 of the Credit Agreement is amended by adding the following sentence at the end thereof:

             "This section, however, shall not apply to Subsidiaries that are members of the Interlink Group and such Subsidiaries shall not be required to execute a Guaranty Agreement."

         (I) Section 6.14 of the Credit Agreement is amended and restated in its entirety to read as follows:

                     Section 6.14 Pledged Assets. The Borrower shall, and shall cause each of the Guarantors to:

                     (a) except to the extent of Permitted Liens other than
             Permitted Liens which are Liens granted to the Bank, cause all of the owned Property of the Borrower and the Guarantors to be subject at all times to first priority, perfected Liens in favor of the Bank and, in the case of owned Real Estate or ground leased
             Real Estate, title insured Liens in favor of the Bank, the foregoing Liens to secure the obligations under the Credit Documents pursuant to the terms and conditions of this Agreement, the Security Agreement, the Pledge Agreement and the

         Mortgages or, with respect to any such Property acquired subsequent to the Closing Date, promptly upon such acquisition, and in any event within thirty (30) days thereafter, deliver such other additional security documents as the Bank shall reasonably request, subject in any case to Permitted Liens;

                (b) deliver such other documentation as the Bank may reasonably request in connection with the foregoing, including, without limitation, appropriate UCC-1 financing statements, real estate title insurance policies, surveys, environmental reports, landlord waivers, certified resolutions and other organizational and authorizing documents of such Person, and favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to above and the perfection of the Bank's Liens thereunder), all in form, content and scope reasonably satisfactory to the Bank; and

                (c) shall otherwise comply with the terms and conditions set forth in this Agreement, the Security Agreement, the Pledge Agreement, the Mortgages and the other Credit Documents with respect to the perfection and maintenance of the Bank's Liens, the monitoring of such Liens and the provision of further assurances regarding such Liens.

                Without limiting the generality of the above, the Borrower will cause 100% of the issued and outstanding Capital Stock of each of its Subsidiaries (excluding members of the Interlink Group) to be subject at all times to a first priority, perfected Lien in favor of the Bank pursuant to the terms and conditions of the Pledge Agreement and such other security documents as the Bank shall reasonably request.

     (J) Clause (g) of Section 7.5 of the Credit Agreement is amended and restated in its entirety to read as follows:

                (g) loans, advances and other extensions of credit from the Borrower to members of the Interlink Group (including payables owing to Borrower by any member of the Interlink Group) up to an aggregate outstanding amount of $30,000,000.00 at any time; provided that any such loan, advance or extension of credit is evidenced by a promissory note in form and substance acceptable to the Bank that is delivered to the Bank as collateral for the Obligations.

     (K) Section 7.8 of the Credit Agreement is amended by adding the following sentence at the end thereof:

         "Notwithstanding the foregoing, Borrower shall not enter into any tax sharing or tax allocation arrangements with any Affiliate of the Borrower or any of its Subsidiaries in respect of its Federal, state or other material tax returns without the prior written consent of the Bank."

     (L) The following new Section 7.16 is hereby added to the Credit Agreement:

         7.16 Capital Expenditures. Make Capital Expenditures in excess of $3,800,000 in any Fiscal Year.

                  (M) Section 8.1 of the Credit Agreement is amended in the following respects:

                           (i) by inserting "(but excluding all members of the Interlink Group, notwithstanding anything to the contrary contained herein)" after the word "Subsidiaries" in the first sentence thereof; and

                           (ii) by deleting clauses (c) and (d) thereof and replacing them with the following new clauses (c) and (d):

                                    (c) Funded Debt to EBITDA. Maintain Funded
                           Debt to EBITDA Ratio, determined as of the end of each Fiscal Quarter, of not greater than the ratios set forth below for the period ending on the last day of such Fiscal Quarter:

                           Fiscal Quarter Ending                       Funded Debt to EBITDA Ratio
                           ---------------------                       ---------------------------
                           July 31, 2002                               3.5 to 1.0
                           October 31, 2002                            4.0 to 1.0
                           January 31, 2003 and thereafter             2.5 to 1.0


                                   (d) Minimum EBITDA. Maintain, as of the end
                          of each Fiscal Quarter for the then most recently completed period of four (f) consecutive Fiscal Quarters, EBITDA of not less than the amounts set forth below for such period:

                           Four Fiscal Quarters Ending                 EBITDA
                           ---------------------------                 ------
                           July 31, 2002                               $12,000,000
                           October 31, 2002                            $10,000,000
                           January 31, 2003 and thereafter             $15,000,000

                  (N) Section 9.1 of the Credit Agreement is amended by (i) deleting the word "or" at the end of clause (m) thereof, (ii) deleting the period at the end of clause (n) thereof and replacing it with ";" and (iii) adding the following clauses (o) and (p) at the end of
         Section 9.1:

                           (o) The occurrence of a default or an event of
                  default under that certain Loan and Security Agreement dated as of February 22, 2001, as amended from time to time, by and between David E. Young, Inc. and Congress Financial Corporation (Western), which results in an acceleration of, or an enforcement action for, the obligations arising in connection therewith or the maturity thereof; or

                           (p) The occurrence of a default or an event of
                  default under that certain Loan and Security Agreement dated as of February 22, 2001, as amended from time to time, by and between International Periodical Distributors, Inc. and Congress Financial Corporation (Western), which results in an acceleration of, or an enforcement action for, the obligations arising in connection therewith or the maturity thereof.

                  (O) Section 10.2 of the Credit Agreement is amended by inserting the words "or any of the other Credit Documents" after the word "Agreement".

                  (P) Sections 2.4, 5.12, 5.13, 5.14, 6.1, 6.2, 6.3, 6.4, 6.6,
         6.7, 6.9, 6.12, 7.1, 7.2, 7.5, 7.6, 7.7, 7.8, 7.9, 7.11 and 7.15 and
         the introductory paragraph of Article VII of the Credit Agreement are amended by replacing the term "Subsidiaries" with the term "Guarantors" and the term

         "Subsidiary" with the term "Guarantor" in each instance in which such terms appear in such sections and in such introductory paragraph.

         4.       Fees.

                  (A) Amendment Fee. In consideration of the Bank's willingness to enter into this Agreement, the Borrower shall be obligated to pay the Bank a fee in the amount of $115,000 (the "Amendment Fee"), which shall be fully earned upon the effectiveness of this Agreement. The Borrower may defer payment of the Amendment Fee (without interest) until December 15, 2002; provided, that the Bank shall forgive the Amendment Fee and waive the payment of any unpaid portion thereof in the event that all of the Obligations are satisfied in full (and the Revolving Line of Credit terminated and all letters of credit issued thereunder or pursuant to that certain Reimbursement Agreement dated February 8, 2000 by and among the Borrower, Source-Myco, Inc. and the Bank (the "Myco Replacement Reimbursement Agreement") are terminated) on or before December 15, 2002 and no Event of Default under Section 9.1(a) of the Credit Agreement shall have occurred and be continuing.

                  (B) Extension Fee. In consideration of the Bank's willingness to extend the Revolving Termination Date as provided herein, the Borrower shall be obligated to pay the Bank a fee in the amount of $345,000 (the "Extension Fee"), which shall be fully earned on January 1, 2003. The Borrower may defer payment of the Extension Fee (without interest) until August 1, 2003; provided, that the Bank shall forgive payment of the Extension Fee and waive the payment of any unpaid portion thereof in the event that all of the Obligations are satisfied in full (and the Revolving Line of Credit terminated and all letters of credit issued thereunder or pursuant to the Myco Replacement Reimbursement Agreement are terminated) on or before August 1, 2003 and no Event of Default under Section 9.1(a) of the Credit Agreement shall have occurred and be continuing.

         5. Expenses. Upon demand therefor, the Borrower shall reimburse the Bank for all reasonable out-of-pocket expenses incurred by the Bank in connection with the Bank's negotiation, review and closing of this Agreement, including without limitation the fees and expenses of counsel (in-house and outside) to the Bank, the costs of any environmental investigation, and any audits, appraisals, title insurance premiums, survey and inspection fees.

         6. Consultant. Solely after the occurrence of an Event of Default and only so long as such Event of Default is continuing, at its discretion, the Bank may engage an outside consultant (a "Consultant") to assist the Bank in its analysis of the operations of the Borrower. The Borrower shall cooperate fully with the Consultant, which cooperation shall include, but shall not be limited to, allowing the Consultant reasonable access to the Borrower's books, records, plans, personnel and operations to evaluate the Borrower's business plan and evaluate the Borrower's business. The Borrower shall reimburse the Bank for all reasonable costs and expenses associated with any Consultant.

         7. Additional Reporting. In addition to any reporting requirements under the Credit Agreement, the Borrower shall deliver to the Bank, with each monthly Borrowing Base Certificate, (i) a written summary in form acceptable to the Bank of the status of its efforts to refinance the Obligations, and (ii) an accounts receivable aging for the Borrower and each Guarantor on a consolidated basis in form acceptable to the Bank.

        8. Release. Each of the Borrower and the Guarantors hereby represents and warrants that it has no claims, counterclaims, offsets, or defenses to any of the Credit Documents, or to the performance of its obligations thereunder. In consideration of the Bank's willingness to enter into this Agreement, each of the Borrower and the Guarantors hereby releases the Bank and its officers, employees, representatives, counsel, trustees and directors, from any and all actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, now known or unknown, suspected or unsuspected to the extent that any of the foregoing arises from any action or failure to act on or prior to the date hereof.

        9. Representations and Warranties of Borrower. The Borrower hereby represents and warrants to the Bank that:

                  (a) after giving effect to this Agreement, no Default or Event of Default exists under the Credit Documents;

                  (b) after giving effect to this Agreement, the representations and warranties of the Borrower contained in Article V of the Credit Agreement are true, accurate and complete in all material respects on and as of the date hereof to the same extent as though made on and as of such date except to the extent such representations and warranties specifically relate to an earlier date; and

                  (c) (i) the execution, delivery and performance by the Borrower of this Agreement are within the Borrower's corporate powers and have been duly authorized by all necessary corporate action on the part of the Borrower, (ii) subject to the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to or affecting creditors' rights (including, without limitation, preference and fraudulent conveyance or transfer laws), this Agreement constitutes a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms and (iii) neither this Agreement, nor the execution, delivery or performance by the Borrower hereof (A) violates any law or regulation, or any order or decree of any court or Governmental Authority, or (B) conflicts with or results in the breach or termination of, constitutes a default under or accelerates any performance required by, any material indenture, mortgage, deed of trust, lease, agreement or other instrument to which the Borrower is a party or by which the Borrower or any of its property is bound.

        10. Representations and Warranties of Guarantors. Each of the Guarantors hereby represents and warrants to the Bank that:

                  (a) it has had the assistance of legal counsel in carefully reviewing, discussing and considering all terms of this Agreement;

                  (b) it executes this Agreement as a free and voluntary act, without any duress, coercion or undue influence exerted by or on behalf of the Bank or any other party;

                  (c) it has full and complete authorization and power to execute this Agreement in the capacities herein stated, and this Agreement does not violate any law, rule, regulation, contract or agreement otherwise enforceable by or against it; and

                  (d) its respective obligations under the Credit Documents are its binding obligations and that it has no rights of offset.

         11. Conditions Precedent to Effectiveness. This Agreement shall be and become effective as of the date hereof (the "Effective Date") when all of the following conditions precedent shall have been satisfied:

                  (a) Executed Counterparts. The Bank shall have received executed counterparts of this Agreement, duly executed by the Borrower and the Guarantors.

                  (b) Payment of Interest. The Borrower shall have paid all interest accrued through the Effective Date.

                  (c) Reimbursement of Attorney Fees. The Borrower shall have reimbursed the Bank for the fees and expenses of its counsel, Moore & Van Allen, PLLC, billed through August 29, 2002 in the amount of $60,000.00.

                  (d) Reimbursement of Field Exam Expenses. The Borrower shall have reimbursed the Bank for its expenses incurred in connection with its field exam in the amount of $11,571.31.

                  (e) Reimbursement of Appraisal Expenses. The Borrower shall have reimbursed the Bank for its expenses incurred in connection with appraisals in the amount of $17,800.00.

                  (f) Security Documents. The Borrower shall have granted or shall have caused to be granted to the Bank a perfected first priority Lien, subject only to Permitted Liens, in all of the Borrower's and each of the respective Guarantor's real and personal property assets (collectively, the "Collateral"), including all capital stock of the Borrower in each of the Guarantors, and the Bank shall have received, in form and substance satisfactory to the Bank:

                           (i) fully executed and notarized mortgages, deeds of trust or deeds to secure debt encumbering the fee interest and/or leasehold interest of the Borrower and the Guarantors in all of their owned or ground-leased real property assets (the "Mortgaged Properties"), including without limitation those set forth on Schedule 11(f) hereto, in favor of the Bank;

                           (ii) a duly executed security agreement in the form of Exhibit A attached hereto and duly executed UCC financing statements for each appropriate jurisdiction as is necessary, in the Bank's sole discretion, to perfect the Bank's security interest in all personal property of the Borrower and the Guarantors;

                           (iii) a duly executed pledge agreement in the form of Exhibit B attached hereto for all capital stock of each Guarantor, and original stock certificates evidencing all pledged shares accompanied by duly executed in blank, undated stock powers for such pledged shares; and

                           (iv) duly executed UCC financing statements for each appropriate jurisdiction as is necessary to perfect the Borrower's security interest in the "RDA/RDP Receivables" of International Periodical Distributors, Inc., as such term is defined in that certain Agreement and Assignment for the Collection of Retail Display Allowances dated as of January 31, 2001 by and between Borrower and International Periodical Distributors, Inc. and a duly executed collateral assignment of such agreement in the form of Exhibit C attached hereto.

                  (g)      Corporate Documents.  The Bank shall have received:

                           (i) copies of any articles or certificates of
                  incorporation or other charter documents of the Borrower or any Guarantor that have been amended or modified since such documents were previously delivered to the Bank in certified form on December 22,

                  1999 in connection with the closing of the Credit Agreement, certified to be true and complete as of a recent date by the appropriate Governmental Authority of the state or other jurisdiction of its incorporation and certified by a secretary or assistant secretary of such Person to be true and correct as of the date hereof (or, if such documents have not been amended or modified, certification by a secretary or assistant secretary of such Person that such documents have not been amended or modified since such date and that such documents remain in full force and effect as of the date hereof);

                           (ii) copies of any bylaws of the Borrower or any
                  Guarantor that have been amended or modified since such documents were previously delivered to the Bank in certified form on December 22, 1999 in connection with the closing of the Credit Agreement, certified by a secretary or assistant secretary of such Person to be true and correct as of the date hereof (or, if such documents have not been amended or modified, certification by a secretary or assistant secretary of such Person that such documents have not been amended or modified since such date and that such documents remain in full force and effect as of the date hereof);

                           (iii) copies of resolutions of the board of directors
                  of the Borrower and each Guarantor approving and adopting this Agreement and the documents contemplated herein, the transactions contemplated therein and authorizing execution and delivery thereof, certified by a secretary or assistant secretary of such Person to be true and correct and in force and effect as of the date hereof;

                           (iv) copies of (A) certificates of good standing,
                  existence or its equivalent with respect to the Borrower and each Guarantor certified as of a recent date by the appropriate Governmental Authorities of the state or other jurisdiction of incorporation and each other jurisdiction in which the failure to so qualify and be in good standing could have a Material Adverse Effect and (B) to the extent available, a certificate indicating payment of all corporate or comparable franchise taxes certified as of a recent date by the appropriate governmental taxing authorities; and

                           (v) An incumbency certificate of the Borrower and
                  each Guarantor certified by a secretary or assistant secretary to be true and correct as of the date hereof.

                  (h) Legal Opinion of Armstrong Teasdale, LLP. The Bank shall have received, dated as of the date hereof and in form and substance reasonably satisfactory to the Bank, a legal opinion of Armstrong Teasdale, LLP, counsel to the Borrower and the Guarantors (which shall cover among other things, authority, due authorization, enforceability, as well as the attachment and validity of the Liens required by this Agreement).

                  (i) Perfection Certificate. The Bank shall have received, in form and substance reasonably satisfactory to the Bank, a lien perfection certificate executed by the Borrower.

                  (j) Evidence of Insurance. The Bank shall have received copies of insurance policies or certificates of insurance of each of the Borrower and the Guarantors evidencing liability and casualty insurance meeting the requirements set forth in Section 6.9 of the Credit Agreement, including, but not limited to, naming the Bank as additional insured (in the case of liability insurance) or loss payee (in the case of hazard insurance).

                  (k) Borrowing Base Certificate. The Bank shall have received a Borrowing Base Certificate current through the end of the month preceding the date hereof certified as true and accurate by the chief financial officer of the Borrower.

                  (l) Related Party Indebtedness. The Borrower shall have delivered to the Bank a schedule in form and substance satisfactory to the Bank setting forth a detailed list of the Indebtedness outstanding from Affiliates of the Borrower to the Borrower, certified as true and accurate by the chief financial officer of the Borrower.

         12. Post-Closing Requirements. The parties agree that the Borrower and Guarantors shall satisfy the following requirements within the time specified below; provided, however, that failure to satisfy each requirement within the time specified therefor shall constitute an Event of Default under the Credit
Documents:

                  (a) Within 60 days following the Closing Date, the Bank shall have received, in form and substance reasonably satisfactory to the
         Bank:

                           (i) in the case of each leasehold Real Estate of the
                  Borrower or any Guarantor, such estoppel letters, consents and waivers from the landlords on such real property as may be required by the Bank and which, with the use of commercially reasonable efforts, the Borrower and the Guarantors are able to obtain, which estoppel letters shall be in the form and substance reasonably satisfactory to the Bank.

                  (b) Within 90 days following the Closing Date, the Bank shall have received, in form and substance reasonably satisfactory to the
         Bank:

                           (i) ALTA mortgagee title insurance policies (the
                  "Mortgage Policies"), in amounts not less than the respective appraised amounts of each of the Mortgaged Properties, assuring the Bank that each of the Mortgages creates a valid and enforceable first priority mortgage Lien on the applicable Mortgaged Property, free and clear of all defects and encumbrances except Permitted Liens and any other defects reasonably acceptable to the Bank, which Mortgage Policies shall otherwise be in form and substance reasonably satisfactory to the Bank and shall include such endorsements as are reasonably requested by the Bank.

                  (c) Within 30 days following the Closing Date, the Bank shall have received, in each case in form and substance reasonably satisfactory to the Bank:

                           (i) a legal opinion of special local counsel for each
                  Guarantor oraganized in Canada (which shall cover among other things, authority, due authorization, enforceability, as well as the attachment, perfection and validity of the Liens required by this Agreement);

                           (ii) a legal opinion of special local counsel for the
                  Borrower and the Guarantors for each state in which any Mortgaged Property is located;

                           (iii) evidence as to (A) whether any Mortgaged
                  Property is in an area designated by the Federal Emergency Management Agency as having special flood or mud slide hazards (a "Flood Hazard Property") and (B) if any Mortgaged Property is a Flood Hazard Property, (x) whether the community in which such Mortgaged Property is located is participating in the National Flood Insurance Program, (y) the applicable

                  Borrower's or Guarantor's written acknowledgment of receipt of written notification from the Bank (1) as to the fact that such Mortgaged Property is a Flood Hazard Property and (2) as to whether the community in which each such Flood Hazard Property is located is participating in the National Flood Insurance Program and (z) copies of insurance policies or certificates of insurance of the Borrower and Guarantors evidencing flood insurance satisfactory to the Bank and naming the Bank as sole loss payee; and

                           (iv) deposit account control agreements for all
                  deposit accounts, other than the deposit accounts maintained with the Bank, in form and substance reasonably satisfactory to the Bank.

         13. Reference to and Effect on Credit Agreement. Subject to the terms hereof and except as specifically modified hereby, the Credit Documents shall remain in full force and effect. The execution, delivery and effectiveness of this Agreement shall not operate as a waiver of any right, power or remedy of the Bank under the Credit Documents, or constitute a waiver or amendment of any provision of the Credit Documents, except as expressly set forth herein.

         14. Credit Document. This Agreement and the documents executed in connection herewith shall be deemed Credit Documents executed pursuant to the Credit Agreement and the other Credit Documents and shall (unless otherwise expressly indicated therein) be construed, administered and applied in accordance with the terms and provisions of the Credit Agreement and the other Credit Documents.

         15. Further Assurances. The Bank, the Borrower and the Guarantors each agrees to execute and deliver, or to cause to be executed and delivered, all such instruments as they may reasonably request to effectuate the intent and purposes, and to carry out the terms, of this Agreement.

         16. CHOICE OF LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NORTH CAROLINA.

         17. Miscellaneous.

                  (a) This Agreement shall be binding on and shall inure to the benefit of the Borrower, the Guarantors, the Bank and their respective successors and permitted assigns. The terms and provisions of this Agreement are for the purpose of defining the relative rights and obligations of the Borrower, the Guarantors and the Bank with respect to the transactions contemplated hereby and there shall be no third party beneficiaries of any of the terms and provisions of this Agreement.

                  (b) Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

                  (c) Wherever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

                  (d) Except as otherwise provided in this Agreement, if any provision contained in this Agreement is in conflict with, or inconsistent with, any provision in the Credit Documents, the provision contained in this Agreement shall govern and control.

                  (e) This Agreement may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one agreement. Delivery of an executed counterpart of this Agreement by telecopy shall be effective as an original and shall constitute a representation that an original shall be delivered to the Bank.

         18. Entirety. This Agreement and the other Credit Documents embody the entire agreement between the parties and supersede all prior agreements and understandings, if any, relating to the subject matter hereof. This Agreement and the other Credit Documents represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. Any modification to this Agreement must be in writing, signed by the party to be charged, to be effective.

    [REMAINDER OF PAGE LEFT INTENTIONALLY BLANK - SIGNATURE PAGES TO FOLLOW]

                                 SCHEDULE 11(f)

                              MORTGAGED PROPERTIES

Owner                                                                           Address
-----                                                                           -------
Source-Interlink Companies, Inc.                                       711 Gallimore Dairy Road
                                                                       High Point, NC 27265


Source-Myco, Inc.                                                      1122 Milford Avenue
                                                                       Rockford, IL 61109


Source-Yeager Industries, Inc.                                         2001 West Erie Avenue
                                                                       Philadelphia, PA 19140

Source-Huck Store Fixture Company                                      1100 North 28th Street
                                                                       Quincy, IL 62301


Source-Huck Store Fixture Company                                      Vacant Lot at 28th St. & Lind
                                                                       Quincy, IL 62301



Source-Huck Store Fixture Company                                      Vacant Lot at 28th St. & Cherry
                                                                       Quincy, IL 62301

         Accepted and agreed to as of the date first above written.


BANK:                                              BANK OF AMERICA, N.A

                                                   By: /s/ Roger O Gore
                                                      --------------------------
                                                   Name:  Roger O. Gore
                                                        ------------------------
                                                   Title:  Senior Vice President
                                                         -----------------------

Accepted and agreed to as of the date first above written.


BORROWER:                                    SOURCE INTERLINK COMPANIES, INC.
                                             F/K/A THE SOURCE INFORMATION
                                             MANAGEMENT COMPANY

                                                   By: /s/ S. Leslie Flegel
                                                      --------------------------
                                                   Name:  S. Leslie Flegel
                                                   Title: Chairman and Chief
                                                          Executive Officer


GUARANTORS:                                  THE SOURCE - CANADA CORP.
----------

                                                   By: /s/ S. Leslie Flegel
                                                      --------------------------
                                                   Name:  S. Leslie Flegel
                                                   Title: Chief Executive
                                                          Officer

                                             SOUCE - HUCK STORE FIXTURE COMPANY

                                                   By: /s/ S. Leslie Flegel
                                                      --------------------------
                                                   Name:  S. Leslie Flegel
                                                   Title: Chief Executive
                                                          Officer

                                             SOURCE - YEAGER INDUSTRIES, INC.

                                                   By: /s/ S. Leslie Flegel
                                                      --------------------------
                                                   Name:  S. Leslie Flegel
                                                   Title: Chief Executive
                                                          Officer

                                             SOURCE - U.S. MARKETING SERVICES,
                                             INC.

                                                   By: /s/ S. Leslie Flegel
                                                      --------------------------
                                                   Name:  S. Leslie Flegel
                                                   Title: President

                                             SOURCE - MYCO, INC.

                                                   By: /s/ S. Leslie Flegel
                                                      --------------------------
                                                   Name:  S. Leslie Flegel
                                                   Title: President

                                             SOURCE - CHESTNUT DISPLAY SYSTEMS,
                                             INC.

                                                  By: /s/ S. Leslie Flegel
                                                     ---------------------------
                                                  Name:  S. Leslie Flegel
                                                  Title: President


                                             AARON WIRE AND METAL PRODUCTS,
                                                              LTD.

                                                  By: /s/ S. Leslie Flegel
                                                     ---------------------------
                                                  Name:  S. Leslie Flegel
                                                  Title: Chief Executive Officer


                                             HUCK STORE FIXTURE COMPANY OF NORTH
                                             CAROLINA

                                                  By: /s/ S. Leslie Flegel
                                                     ---------------------------
                                                  Name:  S. Leslie Flegel
                                                  Title: Chief Executive Officer


                                             T.C.E. CORPORATION

                                                  By: /s/ S. Leslie Flegel
                                                     ---------------------------
                                                  Name:  S. Leslie Flegel
                                                  Title: Chief Executive Officer


                                             BRAND MANUFACTURING CORP.

                                                  By: /s/ S. Leslie Flegel
                                                     ---------------------------
                                                  Name:  S. Leslie Flegel
                                                  Title: Chief Executive Officer

                                             VAIL COMPANIES, INC.

                                                  By: /s/ S. Leslie Flegel
                                                     ---------------------------
                                                  Name:  S. Leslie Flegel
                                                  Title: Chief Executive Officer